EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made effective as of the first day of July, 1999, entered into by and between CHRONIMED INC, a Minnesota corporation (the "Company") and MAURICE R. TAYLOR, II (the "Employee").

         WHEREAS, the Company desires to employ the Employee as its Chairman and Chief Executive Officer (CEO) in accordance with the following terms, conditions and provisions; and

         WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       EMPLOYMENT AND DUTIES.

         The Company hereby continues Employee's employment, and Employee hereby accepts and agrees to serve the Company as the Company's Chairman and CEO, consistent with the job description for this position, and with duties subject to review and modification from time to time at the direction of the Company's Board of Directors (the "Board"). The Employee shall remain a member of the Company's Board of Directors, subject to election by the shareholders of the Company. The Employee shall apply his best efforts and devote substantially all of his time and attention to the Company's affairs.

2.       TERM.

         The term of this Agreement and Employee's employment under this Agreement shall commence on July 1, 1999, and shall continue thereafter for a period of three years. Upon the expiration of the original term of this Agreement, this Agreement shall automatically renew for successive two-year terms, subject to termination as provided in Section 7.

3.       COMPENSATION.

         The Company shall compensate the Employee for his services at the following salary, bonus, and benefits:

         A.       Base Salary

                  The Employee shall be paid a base salary of $325,800 per year, payable on the Company's normal payroll cycle. This base salary is the minimum salary during the term of this Agreement, and may be increased from time to time at the discretion of the Board of Directors. Employee shall receive an annual performance review, and, contingent upon satisfactory review results, shall be eligible for increase of such base salary at the direction of the Board of Directors.




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         B.       Bonus.

                  The Employee shall continue to participate in a Company Management Incentive Plan, as approved and amended by the Board of Directors from time to time, and which is designed to deliver an annual bonus consistent with current levels established for this position by the Board of Directors. Employee shall periodically meet with the Board of Directors, to establish quantitative and qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid to Employee at the end of the associated bonus period.

         C.       Stock Options.

                  The Employee shall be eligible to participate in the annual grant of the Company's Stock Option Plan, consistent with its terms and conditions, and with amounts of options, including exercise price and vesting provisions determined by the Board of Directors from time to time. Provisions under this item 3C, stock options, are also subject to the provisions found in Section 7, under termination of Agreement.

         D.       Employee Benefits Plans.

                  The Employee shall be entitled to participate in any and all Company employee benefit plans, in accordance with the eligibility requirements and other terms and provisions of such plan or plans.

         E.       Insurance.

                  The Employee agrees that the Company, at the discretion of its Board of Directors, may apply for and procure on its own behalf, life insurance on the life of the Employee, for the purpose of protecting the Company against loss caused by the death of the Employee (commonly referred to as "Key" insurance). Employee agrees to cooperate and submit to medical examination, and to execute or deliver any documentation reasonably required by the Company's insurer in order to effectuate such insurance.

1.       VACATION AND TIME OFF.

         The Employee shall be entitled to four weeks of paid vacation in each year of employment under the terms of this Agreement, without reduction of salary. Unused vacation time may be carried over to future years of employment, consistent with Company policy affecting use of employee vacation time. In addition, Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions, approved "other business activities", as per Section 10, and educational


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courses in accordance with the Company's general policies in this regard, and as from time to time determined by its Board of Directors.



2.       EXPENSES.

         The Company will reimburse Employee for reasonable expenses incurred by the Employee in connection with the business of the Company, according to policies promulgated from time to time by the Board of Directors, and upon presentation by Employee of appropriate substantiation for such expenses. Further, the Company will reimburse Employee for Employee's monthly dues for country club or private club membership. Also, the Company will provide reimbursement under its published policies for tax/financial planning assistance and preparation, as well as supplemental medical examinations.

                  A.       Automobile Allowance.

                           During the term of this Agreement, Employee shall
                  receive an automobile allowance of $800.00 per month.

         1.       DISABILITY.

         Not withstanding any other provision of this Agreement, if employee is totally disabled, as defined below, for an aggregate of 180 calendar days in any one calendar year of employment, the company shall not be obligated to pay employee the compensation provided in this contract for any period of total disability during such year in excess of 120 days. In such event, Employee's salary under Section 3 shall be prorated for such year of employment in the same manner as if this Agreement had been terminated at the end of such 120th day.

         The Company agrees that, while on disability leave of absence, and for the duration of such disability, Employee may continue to receive Employer's group insurance plan coverage by compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), until the end of such disability leave, or upon attainment of the age of 65, whichever is earlier.

         For purposes of this Agreement, Employee shall be considered to be totally disabled when he is considered to be as such by any insurance company used by the Company to provide disability benefits for the Employee, and Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of the Employee or for any reason an insurance company fails to make a determination of the question of whether Employee is totally disabled, Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. The existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee, under these circumstances. If the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of Employee by medical



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doctor selected by the Board of Directors, and a medical doctor selected by the
Employee. If the medical doctor so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.



2.       TERMINATION.

         This Agreement shall terminate upon the occurrence of any of the following:

                  A. Mutual agreement, in writing, of the parties to terminate;

                  A. Employee's death. Under circumstance of Employee's death, Company agrees to make termination payments to Employee's designated beneficiaries, in the amount of one year of base salary, and annual bonus payment for bonus payable in the fiscal year in which Employee's death occurred. Additionally, any unexercised, vested stock options which were available to Employee immediately prior to date of death shall be exercisable by beneficiaries in accordance with the Company's stock option plan. In addition, Employee's designated beneficiaries may, at their option, continue to pay and to receive insurance coverage under the COBRA provisions, and beyond, for a period of up to two years following death, or upon attainment of age 65 of beneficiary, whichever is earlier.

                  B. Upon the expiration of the initial or any renewal term of this Agreement, following 120 days of written notice by one party to the other indicating the party's intention not to renew;

                  C. At the Company's option, if Employee shall be totally disabled, as defined above for a continuous period in excess of nine months. The Company's option to terminate in such event shall be exercised upon at least 30 days written notice to Employee;

                  D. Termination by the Company for cause.

                           For purposes of this provision of this Agreement, cause shall be defined as:

                           1. Failure of the Employee to substantially perform any duties reasonably required by the Company that are consistent with Employees position (except as a result of any disabling injury for which Employee has been receiving benefits under a short term or long term disability program);and

                           2. The commission by Employee of any criminal act, or act of fraud or dishonestly by Employee related to or in connection with his Employment by



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                           the Company; or

                           3. Employee breaches Employee's other covenants contained in this Agreement.

         A. Change of employment or termination without cause by the Company.

                  A Change in Employment shall be deemed to have occurred if, without Employee's consent,

                           1. Employee's position, duties, or title are materially and adversely changed without cause: or

                           2. Employee's salary or benefits are reduced without cause, or

                           3. The location of performance of most of Employee's duties is moved from the general geographic location in which Employee performed such duties prior to the move.

                  The effective date of a change in employment shall be the date Employee elects, by written notice to the Company, to treat such action as termination due to change in employment, provided it occurs within 90 days of the date Employee is notified of the change in employment. Failure to treat a particular change in employment as a termination of employment shall not preclude Employee from treating a subsequent change of employment as a termination of employment.

         A.       Termination Payments.

                  In the event Employee's employment with the Company is terminated without cause, or a change in employment occurs and employee elects to treat the change in employment as a termination of employment and so notifies the Company of such election within 90 days following the change of employment (with a date of notice to be deemed the effective date of termination) or the geographic location changes as defined above, or upon non-renewal of this agreement by the Company, then:

                  (a) Employee shall receive payment equal to 12 months of Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation , and at Employee's election, may pay out such salary and bonus or incentives over a period of one year


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                  consistent with the Company's routine employee payment
                  schedules, or in a lump sum; and all unvested stock options held by Employee shall immediately vest.

                  (b) Employee shall be entitled to continue participation in the healthcare coverage, life insurance and general employee benefit plans of the Company. The Company shall for two years following the effective date of the termination under this
                  Section 7G, or until Employee becomes eligible for such insurance coverages with another employer, continue to provide such coverage for Employee and his dependents to the same extent and cost the Company is then providing for other employees with comparable coverage during this two year period.

                  (c) In the event of a termination of employment under this
                  Section 7G, the Company agrees that in the event of a dispute by the executive over any terms or provisions contained in this agreement, or interpretation thereof, the Company will pay all reasonable legal expenses incurred by Employee as a result of Employee's efforts to resolve the dispute.

                  A.       Termination due to change in control.

                           For purposes of this provision, a change in control
                  will be defined as follows:

                           (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act as used in sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Securities Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as amended from time to time), of securities of the Company representing greater than 50 (fifty) percent of the combined voting power of the Company's then outstanding securities; or

                           (b) When, subsequent to the effective date of this agreement, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided however that a Director who was not a Director at the beginning of this period will be deemed to have satisfied the definition of "Incumbent Director" if such Director was elected by, or with the approval of at least 60% (sixty percent) of the Directors who then qualified as Incumbent Directors; or



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                           (c) The approval by the shareholders of any sale,
                           lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                           If during a two year period subsequent to a change in
                  control, Employee is terminated without cause, or Employee is asked by the Board to assume a position, duties, or level of responsibility which are unacceptable to the Employee, or Employee is asked by the Board to relocate geographically to a location which is unacceptable to the Employee, the then controlling Company agrees to pay Employee base salary equal to 36 months of Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent three calendar years, in aggregate, and at Employee's election, may be paid out consistent with Company's routine employment payment schedule over a period of three years, or in a lump sum. Additionally, unvested stock options will vest according to the terms of the Company's Stock Option Plan in effect at the time of the change in control, or as defined in Section 7G(a).

                           In the event of termination of this Agreement due to
                  change in control, Company agrees to provide for reasonable expenses incurred on Employee's behalf in the event of a legal action or dispute in connection with the change of control, or termination of employment caused by such change in control.

         8.       POOLING CONTINGENCY.

         In the event a possible acquirer ("Acquirer") notifies the Company's Board of Directors (the "Board") in writing, in conjunction with the Acquirer's proposal to merge with or purchase all or part of the Company, that the Acquirer has determined that any element of Section 7C, 7F, 7G, or 7H would prevent the Acquirer from applying pooling accounting to the acquisition or merger, and the Board agrees with the Acquirer's assessment of the risk to pooling availability, then the Board may strike the Section 7C, 7F, 7G or 7H that the Acquirer and the Board deem to constitute a pooling risk. The Acquirer's written notice must state that the Acquirer's public accounting firm has advised the Acquirer that it may apply pooling accounting except solely for the existence or operation of the Section(s) of this Agreement subject to deletion. If the Board strikes
Section 7F and the corresponding severance elements of Section 7G, then Section 11(e) of the parties' July 1, 1996 Employment Agreement shall be deemed to remain in effect and become a part of this Agreement. In the event the Board strikes Section 7H, or Section 7C and the corresponding severance element of
Section 7G, then the remainder of the Agreement shall remain in effect without addition, modification, or reference to the July 1, 1996 Employment Agreement. Any modification or deletion of Section 7 shall be contingent upon and deemed effective as of the closing of the Acquirer's acquisition or merger.

         9.       COVENANT NOT TO COMPETE.



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         Employee hereby covenants and agrees that during the initial and any renewal term of this Agreement, and for a period of one year following the termination of this Agreement, Employee shall not be engaged within the United States, either directly or indirectly, in any matter or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity, or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any corporation in competition with the business then being conducted by the Company. If Employee should breach the foregoing covenant, the Company will cease making payments described in the previous section regarding Termination of Agreement, and any associated payments contained therein; and remaining unexercised stock options shall immediately be cancelled and benefit plan provisions described in the Termination Section 7 shall be immediately discontinued.

         Additionally, at the option of the Board of Directors, the Company may choose to extend the covenant not to compete set forth herein for a period of up to an additional twelve months, beyond the initial twelve month period already stipulated herein. In consideration for such election, the Company agrees to make payment to the Employee the annualized salary and bonus equal to that in effect during the fiscal year at the time of termination.
         During this additional period of extension and payment, Employee agrees not to solicit, directly or indirectly, any current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates.

         10.      CONFIDENTIALITY.

         Employee will, in the course of his employment with the Company have access to confidential and proprietary data or information belonging to the Company. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company, or for the benefit of any other person such data or information. The provisions of this section shall survive Employee's employment hereunder regardless of the cause of termination of employment or this Agreement. The phase "confidential or proprietary data or information" shall mean information not generally available to the public, including, but not limited to, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary information that Employee has already acquired was in fact received in confidence in Employees fiduciary capacity with respect to the Company.

         All written materials, records and documents made by Employer or coming into Employee's possession during the term of employment concerning any product, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall deliver to the Company all of the property of the Company in Employee's possession or under




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Employee's control, including, but not limited to, financial statements, marketing and sales data, computers, and Company credit cards.

11.      OTHER BUSINESS ACTIVITIES.

         Employee shall not serve as an officer of another company, whether for compensation or otherwise, requiring more than nominal duties by the Employee, during the term of this contract without the express prior written consent of the Company's Board of Directors. Employee may not serve as a Director of any other organization without express prior written approval by the Company's Board of Directors.

12.      INVENTIONS AND PATENTS.

         Employee agrees to assign all rights, ownership and related privileges and benefits associated with inventions and patents to the Company. Employee agrees that any inventions or patents obtained in association with ideas or concepts initiated by Employee related to the Company's business are deemed to be Company property. This includes but is not limited to product ideas, changes or improvements; process ideas, changes or improvements; pertinent intellectual property, or other pertinent information.

13.      ARBITRATION/DISPUTE RESOLUTION.

         The Company and the Employee agree that as a first option prior to any legal action arising out of the dispute over provisions in this agreement, parties may seek arbitration, and submit to authority of binding arbitration.

14.      COOPERATION IN CLAIMS.

         Both during employment and post employment, Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which Employee is deemed by the Company to be a material witness or affiant, Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If Employee is no longer employed, Company will reimburse Employee for time and expenses incurred as a result of cooperation for this purpose.

15.      INDEMNIFICATION.

         The Company agrees to make its best efforts to indemnify and hold harmless the Employee from liability incurred as a result of performance of duties as an Officer and member of the Board of Directors. This includes but is not limited to applicable statute, as well as efforts to secure coverage under pertinent insurance policies.

16.      NOTICES.

                  All notices, requests, demands and other communications provided for by this Contract shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope,




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         return receipt requested, and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

         If to the Employee:

         Maurice R. Taylor, II
         550 E. Long Lake Road
         Wayzata, MN  55391


         If to the Company:

         Chairman of The Board of Directors
         Chronimed Inc.
         10900 Red Circle Drive
         Minnetonka,  MN  55343


         Any notice of change of address shall only be effective, however, when received.

         17.      SUCCESSORS AND ASSIGNS.

                  This Contract shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. The Employee may assign his right to payment, and his obligations, under this Contract.

         18.      APPLICABLE LAW.

                  This Contract shall be governed by the laws of the State of Minnesota.

         19.      OTHER AGREEMENTS

                  This Contract supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

         20.      NON-WAIVER.

                  No delay or failure by either party in exercising any right under this Contract, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

         21.      HEADINGS.



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         Headings in this Contract are for convenience only and shall not be used to interpret or construe its provisions.

         22.      COUNTERPARTS.

         This Contract may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

CHRONIMED INC.

By____________________________

Its____________________________

AND__________________________

Its Chairman, Compensation Committee

EMPLOYEE

______________________________
         Maurice R. Taylor, II




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